Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Second-Quarter Financial Results
Company Also Announces Acquisition Of JupiterResearch
Cambridge, Mass., July 31, 2008 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its second-quarter, ended June 30, 2008, financial results.
Second-Quarter Financial Performance
•	Total revenues were $63.5 million, compared with $55.2 million for the second quarter of last year.
•	On a GAAP-reported basis, which reflects an effective tax rate of 37 percent, Forrester reported net income of $8.6 million or $0.37 per diluted share, compared with net income of $4.5 million, or $0.19 per diluted share for the same period last year.
•	On a pro forma basis, net income was $8.6 million, or $0.37 per diluted share, for the second quarter of 2008, which excludes non-cash stock-based compensation of $1.3 million, amortization of $23,000 of acquisition-related intangible assets, net gains on marketable and non-marketable investments of $1.6 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $666,000, and which reflects a pro forma effective tax rate of 39 percent. This compares with pro forma net income of $7.3 million, or $0.31 per diluted share, for the same period in 2007, which excludes non-cash stock-based compensation of $1.7 million, amortization of $293,000 of acquisition-related intangible assets, net impairments from non-marketable investments of $2.0 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $1.1 million, and which reflects a pro forma effective tax rate of 39 percent.
Six-Month Period Ended June 30, 2008 Financial Performance
•	Total revenues were $118.4 million, compared with $102.5 million for the same period last year.
•	On a GAAP-reported basis, which reflects an effective tax rate of 40 percent, Forrester reported net income of $13.7 million, or $0.58 per diluted share, for the six months ended June 30, 2008, compared with net income of $6.5 million, or $0.27 per diluted share, for the same period last year.
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Forrester Second-Quarter 2008 Information / Page 2
•	On a pro forma basis, net income was $14.8 million, or $0.63 per diluted share, for the six months ended June 30, 2008, which excludes non-cash stock-based compensation of $2.7 million, amortization of acquisition-related intangible assets of $194,000, net gains on marketable and non-marketable investments of $2.1 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $597,000, and which reflects a pro forma effective tax rate of 39 percent. This compares with pro forma net income of $12.1 million, or $0.51 per diluted share, for the same period in 2007, which excludes non-cash stock-based compensation of $4.3 million, amortization of $685,000 of acquisition-related intangible assets, net impairments from non-marketable investments of $1.8 million, and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $2.8 million, and which reflects a pro forma effective tax rate of 39 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“Forrester’s second-quarter financial performance met our expectations,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “We performed particularly well in revenue growth, deferred revenue growth, and improved margin. The percentage of our syndicated business is moving in the right direction, and our role-based strategy continues to produce positive results. Overall, we are pleased with our performance in the second quarter and the first half of the year.”
Forrester is providing third-quarter 2008 financial guidance as follows:
Third-Quarter 2008 (GAAP):
•	Total revenues of approximately $59.0 million to $62.0 million.
•	Operating margin of approximately 10 percent to 16 percent.
•	Other income of approximately $1.6 million.
•	An effective tax rate of approximately 40 percent.
•	Diluted weighted average shares outstanding of approximately 23.6 million.
•	Diluted earnings per share of approximately $0.21 to $0.27.

Forrester Second-Quarter 2008 Information / Page 3
Third-Quarter 2008 (Pro Forma):
Pro forma financial guidance for the third quarter of 2008 excludes non-cash stock-based compensation expense of approximately $1.2 million to $1.5 million, amortization of intangible assets of $500,000 to $1.0 million, any gains or impairment charges related to marketable and non-marketable investments and any expenses related to the stock option investigation and restatement of the company’s historical financial statements.
•	Pro forma operating margin of approximately 15 percent to 17 percent.
•	Pro forma effective tax rate of 39 percent.
•	Pro forma diluted earnings per share of approximately $0.27 to $0.31.
Forrester is revising full-year 2008 guidance as follows:
Full-Year 2008 (GAAP):
•	Total revenues of approximately $246 million to $252 million.
•	Operating margin of approximately 13 percent to 15 percent.
•	Other income of approximately $7 million.
•	An effective tax rate of 40 percent.
•	Diluted earnings per share of approximately $1.10 to $1.20.
Full-Year 2008 (Pro Forma):
Pro forma financial guidance for full-year 2008 excludes non-cash stock-based compensation expense of $5.0 million to $6.0 million, amortization of acquisition-related intangible assets of $1.0 million to $2.0 million, costs related to the stock option investigation and restatement of the Company’s historical financial statements of $600,000 to $1.0 million, and gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 17 percent to 18 percent.
•	Pro forma diluted earnings per share of approximately $1.28 to $1.34.
•	An effective tax rate of 39 percent.

Forrester Second-Quarter 2008 Information / Page 4
Forrester Acquires JupiterResearch
In a press release issued earlier today, Forrester announced the acquisition of JupiterResearch, LLC., and its parent company, JUPR Holdings, Inc., from MCG Capital Corporation for $23 million in cash, plus assumed liabilities, subject to post-closing adjustments, in a strategic purchase that complements Forrester’s syndicated business model. JupiterResearch has 83 employees and 2007 revenues of approximately $14 million. Forrester, with 2007 revenues of $212 million, now has more than 1,000 employees. JupiterResearch joins Forrester’s Marketing & Strategy Client Group, which contributed $46.4 million to Forrester’s total revenue in 2007.
Like Forrester, JupiterResearch provides business professionals with syndicated research, analysis, and advice backed by proprietary data. JupiterResearch has a substantive and growing library of syndicated research and strong consumer data and excels at market forecasting.
In announcing the acquisition, Colony said, “Forrester’s Marketing & Strategy business is a key differentiator in the marketplace. JupiterResearch enhances our existing role-based strategy and offering to make Forrester’s Marketing & Strategy clients more successful every day.”
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, consumer insight, consulting, events, and peer-to-peer executive programs. For more than 25 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.

Forrester Second-Quarter 2008 Information / Page 5
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the third quarter of and full-year 2008 and the benefits of acquisitions. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
© 2008, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Karyl Levinson	Michael A. Doyle
Vice President, Corporate Communications	Chief Financial Officer
Forrester Research, Inc.	Forrester Research, Inc
+ 1 617.613.6262	+ 1 617.613.6234
press@forrester.com	investor@forrester.com

Forrester Second-Quarter 2008 Information / Page 6
Forrester Research, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues
Research services	$37,861	$32,065	$73,810	$63,367
Advisory services and other	25,613	23,120	44,638	39,135

Total revenues	63,474	55,185	118,448	102,502

Operating expenses
Cost of services and fulfillment	22,894	21,620	44,042	41,458
Selling and marketing	20,987	17,783	39,837	34,900
General and administrative	8,190	7,773	15,416	15,531
Depreciation	950	932	1,986	1,855
Amortization of intangible assets	23	293	194	685

Total operating expenses	53,044	48,401	101,475	94,429

Income from operations	10,430	6,784	16,973	8,073

Other income, net	1,702	2,112	3,772	3,978
Realized gains (losses) from securities and non-marketable investments	1,613	(1,962)	2,112	(1,788)

Income from operations before income taxes	13,745	6,934	22,857	10,263

Income tax provision	5,100	2,432	9,184	3,731

Net income	$8,645	$4,502	$13,673	$6,532

Diluted income per share from net income	$0.37	$0.19	$0.58	$0.27

Diluted weighted average shares outstanding	23,554	23,827	23,586	23,789

Basic income per share from net income	$0.38	$0.20	$0.59	$0.28

Basic weighted average shares outstanding	22,956	23,072	23,002	23,065

Pro forma data (1):
Income from operations	$10,430	$6,784	$16,973	$8,073
Amortization of intangible assets	23	293	194	685
Investigation related expenses	666	1,078	597	2,820
Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	648	840	1,416	2,302
Selling and marketing	206	532	476	1,211
General and administrative	444	348	813	825

Pro forma income from operations	12,417	9,875	20,469	15,916

Other income, net	1,702	2,112	3,772	3,978

Pro forma income before income taxes	14,119	11,987	24,241	19,894

Pro forma income tax provision	5,506	4,675	9,454	7,759

Pro forma net income	$8,613	$7,312	$14,787	$12,135

Pro forma diluted earnings per share	$0.37	$0.31	$0.63	$0.51

Diluted weighted average shares outstanding	23,554	23,827	23,586	23,789

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Forrester uses pro forma financial information to manage its business, including use of pro forma results as the basis for setting targets for various compensation programs. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense, net gains and losses from marketable and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Second-Quarter Fiscal 2008 Results/Page 7
Forrester Research, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2008	2007
Assets:
Cash and cash equivalents	$155,315	$53,163
Available-for-sale securities	73,450	195,811
Accounts receivable, net	44,884	69,865
Deferred commissions	9,729	10,631
Deferred income taxes, net	11,694	13,236
Prepaid expenses and other current assets	12,183	11,304

Total current assets	307,255	354,010
Available-for-sale securities	49,910	—
Property and equipment, net	6,598	6,834
Goodwill, net	53,769	53,677
Intangible assets, net	126	309
Deferred income taxes, net	4,925	2,274
Non-marketable investments and other assets	9,279	9,253

Total assets	$431,862	$426,357

Liabilities and stockholders’ equity:
Accounts payable	$3,834	$4,174
Accrued expenses	27,555	28,891
Deferred revenue	108,057	111,418

Total current liabilities	139,446	144,483

Non-current liabilities	7,404	6,858
Preferred stock	—	—
Common stock	288	282
Additional paid-in capital	303,224	284,431
Retained earnings	95,151	81,478
Treasury stock, at cost	(110,459)	(90,428)
Accumulated other comprehensive loss	(3,192)	(747)

Total stockholders’ equity	285,012	275,016

Total liabilities and stockholders’ equity	$431,862	$426,357

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Forrester Second-Quarter Fiscal 2008 Results/Page 8
Forrester Research, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six months ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operations:
Net income	$13,673	$6,532
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	1,986	1,855
Amortization of intangible assets	194	685
Non-cash stock-based compensation	2,705	4,338
Increase in provision for doubtful accounts	394	300
Deferred income taxes	1,338	2,099
(Gains) impairments from non-marketable investments, net	(55)	1,788
Gains on sales of available-for-sale securities	(2,057)	—
Amortization of premiums on available-for-sale securities	397	333
Changes in assets and liabilities —
Accounts receivable	25,429	21,861
Deferred commissions	901	1,575
Prepaid expenses and other current assets	(909)	(4,613)
Accounts payable	(410)	363
Accrued expenses	(1,462)	(2,574)
Deferred revenue	(4,630)	(8,414)

Net cash provided by operating activities	37,494	26,128

Cash flows from investing activities:
Purchases of property and equipment	(1,674)	(2,861)
Proceeds from non-marketable investments	225	883
Decrease in other assets	248	149
Proceeds from sale of discontinued operations	—	250
Purchases of available-for-sale securities	(678,811)	(541,494)
Proceeds from sales and maturities of available-for-sale securities	747,792	517,955

Net cash provided by (used in) investing activities	67,780	(25,118)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option plans and employee stock purchase plan	12,811	811
Tax benefits related to stock options	3,255	—
Acquisition of treasury shares	(20,031)	—

Net cash (used in) provided by financing activities	(3,965)	811

Effect of exchange rate changes on cash and cash equivalents	843	212

Net increase in cash and cash equivalents	102,152	2,033

Cash and cash equivalents, beginning of period	53,163	39,157

Cash and cash equivalents, end of period	$155,315	$41,190

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